SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2009
MEDCOM USA, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-25474	65-0287558
(Commission File Number)	(I.R.S. Employer
Identification No.)

PO Box 90358, Henderson, NV	89009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 763-3729

7975 North Scottsdale Rd., Suite D333, Scottsdale, AZ  85253

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company appointed new officers and directors on January 20, 2009 and has commenced an investigation of issues that include, but may not be limited to, possible discrepancies in the amount of the Company’s reported current liabilities, possible issues underlying the recording of revenue, in addition to other issues regarding the Company’s business and operations, and the actions of former management.

We have consulted our outside SEC Counsel, our independent auditors, Jewett Schwartz, Wolfe and Associates, and prior independent auditor S. E. Clark and Company, P.C., and we have retained outside independent counsel to assist us in further investigation of other matters that effect our 1934 Act presentation and financial statement presentation for periods 2005-2008.  Our professionals noted above have recommended to the Board of Directors of MedCom to file an 8K filing for non reliance for Item 4.02 for those years and have recommended that the Company re-audit and restate those years’ audits.

For the record, William P. Williams was never appointed or elected to the Board of Directors in accordance with Delaware law and further MedCom never filed an 8K filing declaring his appointment.  In essence, Mr. Williams was the defacto sole board member of the Company as the Company has not had a shareholder meeting since March 6, 2001.

During the period of fiscal years ending 2003 – January 20, 2009 at all times the Company was managed by William P. Williams, defacto Sole Director and Officer, his wife, Eva Williams, Secretary and Treasurer, and Michael Malet, Executive Vice President.

During the period of fiscal years ending 2006 and 2007, William Bednarski was Chief Operating Officer.

Mr. Williams appointed on September 3, 2008 four new board members, Michael Malet, Mark Goldfinger, Robert Kite, and David Breslow to the Board of Directors and again these board members were appointed in accordance with Delaware law to fill vacancies, although MedCom never filed the required 8K appointing the new board members.  The Company did file a press release of this material matter.

Mr. Williams appointed Michael De La Garza as President on September 21, 2008 in accordance with the By-Laws of MedCom, Mr. De La Garza is also the Chief Executive Officer.  This appointment of Mr. De La Garza was in accordance with Delaware law and in accordance with the executed Membership Interest Purchase Agreement Article V, Item 5.6, where MedCom purchased Mr. De La Garza’s interest in PayMed USA, LLC and Absolute Medical Software Systems, LLC both Nevada limited liability companies. MedCom did not file a required 8K but the Company did file a press release of this material matter.

On January 20, 2009 Michael Malet resigned as a member of the Board of Directors and the Board appointed Michael De La Garza as a Director, to fill a vacancy, and Robert Kite as Chairman.  The Board of Directors removed Mr. Williams as a Board member.  Since Mr. Williams was never ratified as a Board member under Delaware law his removal was administrative.  The appointments of Mr. De La Garza and Mr. Kite were in accordance with Delaware law and a 8K was filed for this material event.

On February 6, 2009 Pamela Thompson was appointed as Chief Financial Officer and Mark Goldfinger and David Breslow resigned from the Board of Directors at the completion of the Board meeting that day.

MedCom now has two board members, Mr. De La Garza and Mr. Kite.  Mr. Kite is fully aware that securities counsel and current and prior independent auditors have recommended the 8K filing pursuant to Item 4.02 but, Mr. Kite refused to approve the filing of the 8K non reliance 4.02 and has actually threatened current management with retaliation if current management attempted to file this requested 8K.  However, current management received another Comment Letter dated April 3, 2009 where the SEC gave management guidance and referenced “4.02(b) which mandates similar disclosures if you are advised by, or received notice from, your independent accountant that disclosure should be made or action should be taken to prevent future reliance on previously issued report or completed interim review.”

The Company believes that that there is a material difference between previously reported filings and the results of the internal investigation disclosed below.  Through the internal investigation, certain issues gave rise as to the determination that there may be non-reliance on previously issued financial statements and related 1934 act filings.  Included is such issues are the following:

FINANCIAL STATEMENTS DISCREPANCIES:

1.	It is a distinct probability that prior management and sales personnel would forge signatures of Doctors to licensing agreements and even fabricated the names of hospitals;

2.
It is a possibility that prior management would finance licensing agreements with the Company’s financing company for software that was never installed.  Prior management did certify that all units were actually installed, when it apparently did not occur;

3.
It is a probability that prior management would finance licensing agreements for 48 month terms when in fact the actual term of the license agreements were for12 months.  In addition, it is possible that revenues arising from these license agreements were inflated.  We have not fully calculated the material difference in revenue from these acts, but current management believes that it is substantial;

4.
It is probable that prior management shredded invoices from vendors and documents to conceal the true debt of the Company.  Our investigation has found total accounts payables and accrued liabilities of $1,395,603.  In contrast, the reported payables in public filings, certified by prior management for the Company was $128,060, which is a difference of $1,267,513;

SECURITIES EXCHANGE OF 1934 ACT DISCREPANCIES:

1.
Prior management in fiscal year ended June 30, 2005 reported officer salary of $450,000 for Mr. Williams when Mr. Williams’ compensation, when considering personal reimbursements and payments, was at least $831,322.79, which is a material difference of $381,322.79;

2.
Prior management in fiscal year ended June 30, 2006 reported officer salary of $450,000 of Mr. Williams when Mr. Williams’ compensation, when considering personal reimbursements and payments, was at least $709,258.97 which is a material difference of $259,258.97;

3.
Prior management in fiscal year ended June 30, 2007 reported officer salary of $450,000 of Mr. Williams when Mr. Williams’ compensation, when considering personal reimbursements and payments, was at least $732,641.08 which is a material difference of $282,641.08;

4.
Prior management in fiscal year ended June 30, 2008 reported officer salary of $450,000 of Mr. Williams when Mr. Williams’ compensation, when considering personal reimbursements and payments was at least $723,451.45 which is a material difference of $273,451.45.  We have not fully investigated the accounting treatment of the additional compensation of Mr. Williams; and

5.
It is possible that that prior management issued common stock for no consideration at all.  We have not completed our full investigation of the many issuances of common stock to Mr. Williams and Mr. Malet and to related parties and affiliates.

As a result of the above and related significant uncertainties, the approval of a Board of Director, together with the current management of the Company and with a discussion with our independent auditors, independent SEC counsel, outside independent counsel, and our prior independent auditors we have determined that the Company’s previously issued fiscal years ended 2005 - 2008 financial statements should not be relied upon and may be inaccurate at this time.

The Company is still investigating the actions of prior management and may discover additional information as well as conclude that financial statements of other prior periods may also need to be restated.  The Company will update its findings as they become available.

The Company is currently cooperating with governmental authorities and will continue to do so.

Litigation that was filed in the United States District Court for the District of Arizona, Case No. 2009cv00298, by MedCom and Card Activation Technologies, Inc. against William P. Williams, his wife Eva Williams, Michael Malet, his wife Annette Malet, and various affiliated entities for securities fraud, racketeering, and other state law causes of actions, seeking recovery of more than ten million dollars ($10,000,000).  A copy of the Complaint is attached hereto as Exhibit 99.03.

The management of the Company has discussed the matters reported in this Item 4.02 with the Company’s independent accountants and securities counsel.

Item 99.01	Other matters

Prior management engaged a firm named Source Capital Group, Inc. for the years starting in 2003 through January 20, 2008.  This firm provided an analyst’s report for both MedCom USA, Inc, and Card Activation Technologies, Inc.  Current management has reviewed the report and the projected expectation of revenue for both companies and determined it to be misrepresented.  Therefore, we have removed that analyst report from the Company’s website as a consequence of determining that the report never reflected accurately the projected results of both companies and cannot be relied upon.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K, including Exhibit 99.1, 99.02, and 99.03, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “can” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Annual Report on Form 10-K for the year ended June 30, 2008, which contains a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K, including Exhibit 99.01, 99.02, and 99.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.02 Letter from Jewett, Schwartz, Wolfe and Associates.
99.03 MedCom et.al. v. Williams et.al.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDCOM USA INCORPORATED

Date: April 6, 2009	/s/ Michael De La Garza
Michael De La Garza
Chief Executive Officer, President, Director